As filed with the Securities and Exchange Commission on April 4, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DAYSTAR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	84-1390053
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1010 South Milpitas Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

DAYSTAR TECHNOLOGIES, INC.

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Peter A. Lacey

Interim Chief Executive Officer

DayStar Technologies, Inc.

1010 South Milpitas Boulevard

Milpitas, CA 95035

(Name and Address of Agent for Service)

(408) 582-7100

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	1,483,333 Shares	$0.88(1)	$1,305,333(1)	$151.55

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock on the Nasdaq Capital Market on March 31, 2011 ($0.88), in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

This Registration Statement is being filed to register an additional 1,483,333 shares of the Common Stock of DayStar Technologies, Inc. (the “Registrant”) that may be issued under the DayStar Technologies, Inc. Amended and Restated 2006 Equity Incentive Plan. Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 (No. 333-136976) as previously filed with the Securities and Exchange Commission on August 29, 2006.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milpitas, California, on this 4th day of April, 2011.

DAYSTAR TECHNOLOGIES, INC.

By:	/s/ Christopher T. Lail
Christopher T. Lail
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Peter Lacey Peter A. Lacey	Chairman and Interim Chief Executive Officer (Principal Executive Officer)	April 4, 2011

/s/ Christopher T. Lail Christopher T. Lail	Chief Financial Officer (Principal Financial and Accounting Officer)	April 4, 2011

/s/ Jonathan Fitzgerald Jonathan Fitzgerald	Director	April 4, 2011

/s/ Richard C. Green, Jr. Richard C. Green, Jr.	Director	April 4, 2011

/s/ William S. Steckel William S. Steckel	Director	April 4, 2011

/s/ Kang Sun Kang Sun	Director	April 4, 2011

EXHIBIT INDEX

No.	Description

5.1	Opinion of Greenberg Traurig LLP, counsel to the Registrant.

23.1	Consent of Greenberg Traurig LLP (included in Exhibit 5.1).

23.2	Consent of Hein & Associates, LLP